Exhibit 3.2

Execution Version

Katapult Holdings, Inc.

Certificate of Designations

Series B Convertible Preferred Stock

November 3, 2025

Table of Contents

		Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	13
Section 3.	The Convertible Preferred Stock	13
(a)	Designation; Par Value	13
(b)	Number of Authorized Shares	14
(c)	Form, Dating and Denominations	14
(d)	Execution, Countersignature and Delivery	14
(e)	Method of Payment; Delay When Payment Date is Not a Business Day	15
(f)	Register	15
(g)	Legends	16
(h)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.	17
(i)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption	18
(j)	Status of Retired Shares	18
(k)	Replacement Certificates	19
(l)	Registered Holders	19
(m)	Cancellation	19
(n)	Shares Held by the Company	19
(o)	Outstanding Shares	19
(p)	Notations and Exchanges	20
Section 4.	Ranking	21
Section 5.	Dividends	21
(a)	Generally	21
(b)	Participating Dividends	22
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	23
(a)	Generally	23
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	24
Section 7.	Right of the Company to Redeem the Convertible Preferred Stock	24
(a)	No Right to Redeem Before the Redemption Trigger Date	24
(b)	Right to Redeem the Convertible Preferred Stock on or After Redemption Trigger Date	24
(c)	Redemption Prohibited in Certain Circumstances	24
(d)	Redemption Date	24
(e)	Redemption Price	24
(f)	Redemption Notice	25
(g)	Payment of the Redemption Price	25

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Section 8.	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control	25
(a)	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control	25
(b)	Funds Legally Available for Payment of Change of Control Repurchase Price; Covenant Not to Take Certain Actions	25
(c)	Change of Control Repurchase Date	26
(d)	Change of Control Repurchase Price	26
(e)	Change of Control Notice	27
(f)	Procedures to Exercise the Change of Control Repurchase Right	27
(g)	Payment of the Change of Control Repurchase Price	28
Section 9.	Voting Rights	28
(a)	Voting and Consent Rights with Respect to Specified Matters	29
(b)	Procedures for Voting and Consents	31
Section 10.	Conversion	32
(a)	Generally	32
(b)	Conversion at the Option of the Holders	32
(c)	Mandatory Conversion at the Company’s Election.	32
(d)	Conversion Procedures	33
(e)	Settlement upon Conversion	34
(f)	Conversion Rate Adjustments	35
(g)	Voluntary Conversion Rate Increases	37
(h)	Restriction on Conversions and Certain Degressive Issuances	37
(i)	Effect of Common Stock Change Event	39
Section 11.	Certain Provisions Relating to the Issuance of Common Stock	40
(a)	Equitable Adjustments to Prices	40
(b)	Reservation of Shares of Common Stock	40
(c)	Status of Shares of Common Stock	41
(d)	Taxes Upon Issuance of Common Stock	41
Section 12.	No Preemptive Rights	41
Section 13.	Tax Treatment	41
Section 14.	Calculations	41
(a)	Responsibility; Schedule of Calculations	41
(b)	Calculations Aggregated for Each Holder	42
Section 15.	Notices	42
Section 16.	Legally Available Funds	42
Section 17.	No Other Rights	42
Exhibits
Exhibit A:	Form of Preferred Stock Certificate	A-1
Exhibit B:	Form of Restricted Stock Legend	B-1

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Certificate of Designations

Series B Convertible Preferred Stock

On November 3, 2025, (the “Effective Date”) the Board of Directors of Katapult Holdings, Inc., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, Thirty Thousand (30,000) authorized shares of a series of preferred stock of the Company titled the “Series B Convertible Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “Series B Convertible Preferred Stock,” and having a par value of $0.0001 per share and an initial number of authorized shares equal to Thirty Thousand (30,000), is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1.                Definitions.

“Affiliate” has the meaning set forth in Rule 144.

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means any Physical Certificate or Electronic Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended by that certain Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated July 27, 2023, and as further amended or modified from time to time prior to the date hereof.

“Change of Control” means any of the following events:

(a)       a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than Hawthorn, its affiliates or any group of which Hawthorn or its affiliates is a part, the Company or their respective Wholly Owned Subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity; or

(b)       the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control pursuant to this clause (b).

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Change of Control Notice” has the meaning set forth in Section 8(e).

“Change of Control Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Change of Control.

“Change of Control Repurchase Notice” means a notice (including a notice substantially in the form of the “Change of Control Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).

“Change of Control Repurchase Price” means the price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Change of Control, calculated pursuant to Section 8(d).

A “Change of Control Repurchase Price Default” will be deemed to occur upon any failure to pay the Change of Control Repurchase Price for a Change of Control in full when due as provided in this Certificate of Designations. A Change of Control Repurchase Price Default that has occurred will be deemed to continue until such time when the Change of Control Repurchase Price is paid in full, at which time such Change of Control Repurchase Price Default will be deemed to be cured and cease to be continuing.

“Change of Control Repurchase Right” has the meaning set forth in Section 8(a).

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, subject to Section 10(i).

“Common Stock Change Event” has the meaning set forth in Section 10(i)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Mandatory Conversion, repurchase in connection with a Change of Control or Redemption if:

(a)       (i) either (1) each share of Common Stock to be issued upon such Mandatory Conversion of any share of Convertible Preferred Stock or that may be issued as part of the Change of Control Repurchase Price for any share of Convertible Preferred Stock subject to repurchase in connection with such Change of Control or upon conversion of any share of Convertible Preferred Stock that is subject to such Redemption would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Convertible Preferred Stock pursuant to Rule 144 under the Securities Act (or any successor rule thereto), without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice; or (2) the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Mandatory Conversion Notice, Change of Control Repurchase Notice or Redemption Notice, as applicable, is sent to, and including, the thirtieth day after the date such share of Common Stock is issued; and (ii) the offer, sale or other transfer of such share of Common Stock by such Holder would not be subject to any registration or notice requirement under any U.S. State securities or “blue sky” laws;

(b)       each share of Common Stock referred to in clause (a) above (i) will, when issued (or, in the case of clause (a)(i)(2), when sold or otherwise transferred pursuant to the registration statement referred to in such clause) (1) be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number; and (2) not be represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange or Nasdaq, including The NASDAQ Global Market, The NASDAQ Capital Market or The NASDAQ Global Select Market (or any of their respective successors);

(c)       (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(iii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange;

(d)       no trading or other policy of the Company would reasonably be expected to prohibit or restrict in any manner the sale or transfer of any share of Common Stock referred to in clause (a) above by such Holder at any time during the period from, and including, the date the related Mandatory Conversion Notice, Change of Control Repurchase Notice or Redemption Notice, as applicable, is sent to, and including, the thirtieth day after the date such share of Common Stock is issued; and

(e)       the conversion of all shares of Convertible Preferred Stock pursuant to such Mandatory Conversion or that are subject to such repurchase or Redemption, as applicable, would not be limited or otherwise restricted by Section 10(h).

“Common Stock Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Company” means Katapult Holdings, Inc., a Delaware corporation.

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 10.

“Conversion Date” means an Optional Conversion Date or a Mandatory Conversion Date.

“Conversion Notice” means a notice substantially in the form of the “Conversion Notice” set forth in Exhibit A.

“Conversion Price” means, as of any time, an amount equal to (a) the Initial Liquidation Preference per share of Convertible Preferred Stock divided by (b) the Conversion Rate in effect at such time.

“Conversion Rate” initially means the Convertible Share Amount per one thousand dollars ($1,000.00) of Liquidation Preference of the Convertible Preferred Stock; provided, however, that the Conversion Rate is subject to adjustment pursuant to Sections 10(f) and 10(g). Each reference in this Certificate of Designations or the Convertible Preferred Stock to the Conversion Rate as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Rate immediately before the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Conversion Share Cap” means the number of shares of Common Stock equal to (i) 19.99% of the total number of shares of Common Stock outstanding as of the Initial Issue Date, divided by (ii) 65,000 (such quotient subject to proportionate adjustment for share dividends, share splits or share combinations with respect to the Common Stock).

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Convertible Share Amount” means a number of shares of Common Stock equal to the quotient of (i) $1,000 divided by (ii) the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the Initial Issue Date.

“Degressive Issuance” has the meaning set forth in Section 10(f)(i)(2).

“Degressive Issuance Sunset Date” means the date that is nine (9) calendar months after the Initial Issue Date.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Dividend” means any Regular Dividend or Participating Dividend.

“Dividend Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock and Series A Convertible Preferred Stock.

“Dividend Parity Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Dividend Payment Date” means each Regular Dividend Payment Date with respect to a Regular Dividend and each date on which any declared Participating Dividend is scheduled to be paid on the Convertible Preferred Stock.

“Dividend Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively).

“Effective Price” has the following meaning with respect to the issuance or sale of any shares of Common Stock or any Equity-Linked Securities:

(a)       in the case of the issuance or sale of shares of Common Stock, the value of the consideration received by the Company for such shares, expressed as an amount per share of Common Stock; and

(b)       in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:

(i)       numerator is equal to sum, without duplication, of (x) the value of the aggregate consideration received by the Company for the issuance or sale of such Equity-Linked Securities; and (y) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(ii)       denominator is equal to the maximum number of shares of Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(w)       for purposes of clauses (a) and (b)(i) above, all underwriting commissions, placement agency commissions or similar commissions paid to any broker-dealer by the Company or any of its Affiliates in connection with such issuance or sale (excluding any other fees or expenses incurred by the Company or any of its Affiliates) will be added to the aggregate consideration referred to in such clause;

(x)       for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (1) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (2) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (including pursuant to “anti-dilution” or similar provisions), there will be deemed to occur, for purposes of Section 10(f)(i)(2) and without affecting any prior adjustments theretofore made to the Conversion Rate, an issuance of additional Equity-Linked Securities;

(y)       for purposes of clause (b) above, the surrender, extinguishment, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Common Stock pursuant to such Equity-Linked Securities; and

(z)       the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Electronic Certificate” means any electronic book-entry maintained by the Transfer Agent that represents any share(s) of Convertible Preferred Stock.

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Common Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means (a) the Company’s issuance of any securities as full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity; (b) the Company’s issuance or grant of shares of Common Stock or options to purchase shares Common Stock to employees, directors or consultants of the Company or any of its Subsidiaries, pursuant to plans that have been approved by a majority of the independent members of the Board of Directors or that exist as of the Initial Issue Date; (c) the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock and are outstanding as of the Initial Issue Date, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Initial Issue Date; (d) the Company’s issuance of securities pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board of Directors; (e) the Company’s issuance of the Convertible Preferred Stock and any shares of Common Stock upon conversion of the Convertible Preferred Stock; and (f) the Company’s issuance of the Series A Convertible Preferred Stock and any shares of Common Stock upon conversion of the Series A Convertible Preferred Stock. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“Hawthorn” means Hawthorn Horizon Credit Fund, LLC, a Delaware limited liability company.

“Holder” means a person in whose name any Convertible Preferred Stock is registered in the Register.

“Initial Issue Date” means November 3, 2025.

“Initial Liquidation Preference” means one thousand dollars ($1,000.00) per share of Convertible Preferred Stock.

“Investment Agreement” means the Series B Investment Agreement, dated as of November 3, 2025, by and among the Company and HHCF Series 21 Sub, LLC.

“Junior Stock” means any Dividend Junior Stock or Liquidation Junior Stock.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three nationally recognized independent investment banking firms the Company selects.

“Liquidation Junior Stock” means any class or series of the Company’s stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock and Series A Convertible Preferred Stock.

“Liquidation Parity Stock” means any class or series of the Company’s stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment for compounding pursuant to Section 5(a)(ii)(1)(y) and Section 5(a)(ii)(2).

“Liquidation Senior Stock” means any class or series of the Company’s stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

“Mandatory Conversion” has the meaning set forth in Section 10(c)(i).

“Mandatory Conversion Date” means a Conversion Date designated with respect to any Convertible Preferred Stock pursuant to Section 10(c)(i) and Section 10(c)(iii).

“Mandatory Conversion Notice” has the meaning set forth in Section 10(c)(iv).

“Mandatory Conversion Notice Date” means, with respect to a Mandatory Conversion, the date on which the Company sends the Mandatory Conversion Notice for such Mandatory Conversion pursuant to Section 10(c)(iv).

“Mandatory Conversion Right” has the meaning set forth in Section 10(c)(i).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Nasdaq” means The Nasdaq Stock Market LLC (or such other Nasdaq market on which the Common Stock then trades).

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Chief Accounting Officer, the Secretary or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Conversion” means the conversion of any Convertible Preferred Stock other than a Mandatory Conversion.

“Optional Conversion Date” means, with respect to the Optional Conversion of any Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 10(d)(ii) for such conversion are satisfied.

“Ownership Limitation” has the meaning set forth in Section 10(h)(i).

“Participating Dividend” has the meaning set forth in Section 5(b)(i).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than an Electronic Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Preferred Stock Director” each director that the Holders have the right to elect to the Board of Directors pursuant to that certain Director Nomination Agreement, dated as of the Initial Issue Date by and among the Company and HHCF Series 21 Sub, LLC.

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Redemption” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 7.

“Redemption Date” means the date fixed, pursuant to Section 7(d), for the settlement of the repurchase of the Convertible Preferred Stock by the Company pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(f).

“Redemption Notice Date” means, with respect to a Redemption of the Convertible Preferred Stock, the date on which the Company sends the related Redemption Notice pursuant to Section 7(f).

“Redemption Price” means the consideration payable by the Company to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(e).

“Redemption Trigger Date” means November 3, 2027.

“Reference Property” has the meaning set forth in Section 10(i)(i).

“Reference Property Unit” has the meaning set forth in Section 10(i)(i).

“Register” has the meaning set forth in Section 3(f).

“Regular Dividend Payment Date” means with respect to any share of Convertible Preferred Stock, (i) prior to the date that the Requisite Stockholder Approval is obtained, the first Wednesday (or, if such day is not a Business Day, the immediately succeeding Business Day) after the Initial Issue Date and each Wednesday occurring thereafter (or, if such day is not a Business Day, the immediately succeeding Business Day), and (ii) after the date that the Requisite Stockholder Approval is obtained, each January 1, April 1, July 1 and October 1 (or, if such day is not a Business Day, the immediately succeeding Business Day) of each year.

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means (i) for the period beginning on, and including, the Initial Issue Date and ending on, but excluding, the later of (a) the date of the meeting at which the Company’s stockholders vote for the Requisite Stockholder Approval is approved and (b) the date of the Company’s 2026 annual meeting of stockholders, eighteen percent (18%) per annum, and (ii) beginning on, and including, the later of (a) the date of the meeting at which the Company’s stockholders vote for the Requisite Stockholder Approval is approved and (b) the date of the Company’s 2026 annual meeting of stockholders, twelve percent (12%) per annum; provided, however, that, in each case, the Regular Dividend Rate is subject to adjustment pursuant to Section 10(h)(iii).

“Regular Dividends” has the meaning set forth in Section 5(a)(i)(1).

“Repurchase Upon Change of Control” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.

“Requisite Stockholder Approval” means the stockholder approval contemplated by the Nasdaq listing rules with respect to the issuance of shares of Common Stock upon conversion of the Convertible Preferred Stock and the Series A Convertible Preferred Stock in excess of the limitations imposed by such rules; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the Nasdaq, such stockholder approval is no longer required for the Company to settle all conversions of the Convertible Preferred Stock and Series A Convertible Preferred Stock in shares of Common Stock without regard to Section 10(h); provided further, that the Requisite Stockholder Approval shall be required even if the price per share is greater than (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the Investment Agreement; or (ii) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Investment Agreement.

“Requisite Stockholder Approval Deadline Date” means the earlier of (a) the date of the Company’s first annual or special meeting of stockholders following the Initial Issue Date; and (b) February 27, 2026.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Series A Certificate of Designations” means that certain Certificate of Designations of the Company establishing the Series A Convertible Preferred Stock.

“Series A Convertible Preferred Stock” means a series of stock of the Company titled the “Series A Convertible Preferred Stock” designated pursuant to that certain Series A Certificate of Designations.

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 10(i)(iii).

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means the Company (and, for the avoidance of doubt, (i) any requirement herein for the Transfer Agent to countersign a document or instrument shall be deemed satisfied if the Company has signed such document or instrument and (ii) in such role, the Company is not acting as the agent of any Holder).

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)       such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)       such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)       (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Voting Parity Stock” means, with respect to any matter as to which Holders are entitled to vote pursuant to Section 9(a), each class or series of outstanding stock of the Company that constitutes both Dividend Parity Stock and Liquidation Parity Stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2.            Rules of Construction. For purposes of this Certificate of Designations:

(a)       “or” is not exclusive;

(b)       “including” means “including without limitation”;

(c)       “will” expresses a command;

(d)       the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(e)       a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(f)       words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(g)       “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(h)       references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(i)       the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

Section 3.            The Convertible Preferred Stock.

(a)           Designation; Par Value. A series of stock of the Company titled the “Series B Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.0001 per share.

(b)           Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is THIRTY THOUSAND (30,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c)           Form, Dating and Denominations.

(i)             Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will bear the legends required by Section 3(g) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary.

(ii)            Certificates.

(1)            Generally. The Convertible Preferred Stock will be originally issued initially in the form of one or more Electronic Certificates. Electronic Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Electronic Certificates, upon request by the Holder thereof pursuant to customary procedures.

(2)            Electronic Certificates; Interpretation. For purposes of this Certificate of Designations, (A) each Electronic Certificate will be deemed to include the text set forth in Exhibit A; (B) any legend or other notation that is required to be included on a Certificate will be deemed to be included in any Electronic Certificate notwithstanding that such Electronic Certificate may be in a form that does not permit affixing legends thereto; (C) any reference in this Certificate of Designations to the “delivery” of any Electronic Certificate will be deemed to be satisfied upon the registration of the electronic book-entry representing such Electronic Certificate in the name of the applicable Holder; (D) upon satisfaction of any applicable requirements of the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, and any related requirements of the Transfer Agent, in each case for the issuance of Convertible Preferred Stock in the form of one or more Electronic Certificates, such Electronic Certificates will be deemed to be executed by the Company and countersigned by the Transfer Agent.

(iii)           No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(iv)           Registration Numbers. Each Certificate representing any Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing another outstanding Convertible Preferred Stock.

(d)          Execution, Countersignature and Delivery.

(i)             Due Execution by the Company. At least two (2) duly authorized Officers will sign each Physical Certificate representing any Convertible Preferred Stock on behalf of the Company by manual or facsimile signature. The validity of any Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any Physical Certificate representing such Convertible Preferred Stock to hold, at the time such certificate is countersigned by the Transfer Agent, the same or any other office at the Company.

(ii)            Countersignature by Transfer Agent. No Physical Certificate representing any Convertible Preferred Stock will be valid until such Physical Certificate is countersigned by the Transfer Agent. Each Physical Certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) manually signs the countersignature block set forth in such certificate.

(e)           Method of Payment; Delay When Payment Date is Not a Business Day.

(i)             Method of Payment. The Company will pay all cash amounts due on any Convertible Preferred Stock by check issued in the name of the Holder thereof; provided, however, that if a Holder of at least 5,000 shares of Convertible Preferred Stock has delivered to the Company, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, then the Company will pay all such cash amounts by wire transfer of immediately available funds to such account. To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Participating Dividend due on a Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is three (3) calendar days immediately before the date such payment is due.

(ii)            Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(f)            Register. The Company will keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(g)           Legends.

(i)             Restricted Stock Legend.

(1)            Each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend.

(2)            If any share of Convertible Preferred Stock is issued in exchange for, in substitution of, or to effect a partial conversion of, any other share(s) of Convertible Preferred Stock (such other share(s) being referred to as the “old share(s)” for purposes of this Section 3(g)(i)(2)), including pursuant to Section 3(i) or 3(k), then the Certificate representing such share will bear the Restricted Stock Legend if the certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such share need not bear the Restricted Stock Legend if such share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(ii)              Other Legends. The Certificate representing any Convertible Preferred Stock shall bear a legend substantially in the form set forth below and may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF NOVEMBER 3, 2025, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.”

(iii)            Legends on Conversion Shares.

(1)            Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)            Notwithstanding anything to the contrary in Section 3(g)(iii)(1), a Conversion Share need not bear a legend pursuant to Section 3(g)(iii)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(h)           Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions..

(i)             Provisions Applicable to All Transfers and Exchanges.

(1)            Generally. Subject to this Section 3(h), Convertible Preferred Stock represented by any Certificate may be transferred or exchanged from time to time, subject to Section 4.1 of the Investment Agreement and subject to compliance with applicable Federal and state securities laws, and the Company will cause each such transfer or exchange to be recorded in the Register.

(2)            No Services Charge; Transfer Taxes. The Company will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 3(i) or Section 3(p) not involving any transfer.

(3)            No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4)            Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(g).

(5)            Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(ii)            Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1)            that has been surrendered for conversion;

(2)            that has been called for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the related Redemption Price when due; or

(3)            as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f), except to the extent that the Company fails to pay the related Change of Control Repurchase Price when due.

(i)            Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption.

(i)             Partial Conversions of Certificates and Partial Repurchases of Certificates Pursuant to a Repurchase Upon Change of Control. If only a portion of a Holder’s Convertible Preferred Stock represented by a Certificate (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(i)(i)) is to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Change of Control, then, as soon as reasonably practicable after such Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such Certificate to be exchanged for (1) one or more Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable, and deliver such Certificate(s) to such Holder; and (2) a Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are to be so converted or repurchased, as applicable, which Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(o).

(ii)            Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to a Repurchase Upon Change of Control or a Redemption. If a Holder’s Convertible Preferred Stock represented by a Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(i)(i)) (such Certificate being referred to as the “old Certificate” for purposes of this Section 3(i)(ii)) is to be converted pursuant to Section 10 or repurchased pursuant to a Repurchase Upon Change of Control or a Redemption, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(o) and the time such Certificate is surrendered for such conversion or repurchase, as applicable, (A) such Certificate will be cancelled pursuant to Section 3(m); and (B) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g).

(j)            Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(k)           Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.

Every replacement Convertible Preferred Stock issued pursuant to this Section 3(k) will, upon such replacement, be deemed to be outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(l)           Registered Holders. Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock.

(m)         Cancellation. The Company may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation. The Company will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(n)          Shares Held by the Company. Without limiting the generality of Section 3(o), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock (and, if applicable Voting Parity Stock) have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company will be deemed not to be outstanding.

(o)          Outstanding Shares.

(i)            Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(m); (2) paid in full upon their conversion or upon their repurchase pursuant to a Repurchase Upon Change of Control or a Redemption in accordance with this Certificate of Designations; or (3) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv) or (v) of this Section 3(o).

(ii)            Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(k), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)          Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Company has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Redemption Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7.

(iv)          Shares to Be Repurchased Pursuant to a Repurchase Upon Change of Control. If, on a Change of Control Repurchase Date, the Company has segregated, solely for the benefit of the applicable Holders, consideration in kind and amount that is sufficient to pay the aggregate Change of Control Repurchase Price due on such date, then (unless there occurs a default in the payment of the Change of Control Repurchase Price) with respect to shares of Convertible Preferred Stock for which a valid Change of Control Repurchase Notice has been delivered and not withdrawn (1) such Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Change of Control Repurchase Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Change of Control Repurchase Price as provided in Section 8 and, if applicable, Section 16. For the avoidance of doubt, any shares of Convertible Preferred Stock for which a Change of Control Repurchase Notice has not been delivered shall continue to be outstanding and entitled to all of the rights, preferences and privileges of the Convertible Preferred Stock.

(v)           Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion): (1) such Convertible Preferred Stock will (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 10 upon such conversion) be deemed to cease to be outstanding; (2) Regular Dividends will cease to accumulate on such Convertible Preferred Stock from and after such Conversion Date; and (3) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 10 and, if applicable, Section 16.

(p)           Notations and Exchanges. Without limiting any rights of Holders pursuant to

Section 9, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(c), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(p) will not impair or affect the validity of such amendment, supplement or waiver.

Section 4.           Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5.            Dividends.

(a)          Generally.

(i)             Regular Dividends.

(1)               Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof (calculated in accordance with Section 5(a)(i)(2)), regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(a)(ii)), such Regular Dividends will be payable in arrears on each Regular Dividend Payment Date. Regular Dividends on the Convertible Preferred Stock will accumulate from, and including, the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(2)               Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Convertible Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the Close of Business on the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the Initial Liquidation

Preference of such share).

(ii)            Method of Payment.

(1)               Generally. The Company may, at its election, either pay Regular Dividends (x) when, as and if declared by the Board of Directors in cash out of funds legally available for their payment by wire transfer of immediately available funds or (y) by compounding of such Regular Dividends as provided in Section 5(a)(ii)(2). The Company shall be deemed to have elected to pay the Regular Dividends for any Regular Dividend Period pursuant to clause (y) of the preceding sentence unless it shall have notified the Holders in writing on or prior to the third (3rd) Business Day immediately prior to the next Regular Dividend Payment Date following the final day of such Regular Dividend Period of its election to pay the Regular Dividends on such Regular Dividend Payment Date pursuant to clause (x) of such sentence.

(2)               Compounding of Regular Dividends. As of the Close of Business on any Regular Dividend Payment Date the dollar amount of the Regular Dividends (regardless of whether or not declared) that have accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date (expressed as an amount per share of Convertible Preferred Stock) will (without duplication) be added, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time; provided, however, that such addition shall not occur nor be required if as of the Close of Business on such Regular Dividend Payment Date, the Company, in its sole and absolute discretion, has paid in cash the full amount of the Regular Dividends (regardless of whether or not declared) that have accumulated on the Convertible Preferred Stock in respect of the Regular Dividend Period ending on, but excluding, such Regular Dividend Payment Date.

(3)               Construction. Any Regular Dividends the amount of which is added to the Liquidation Preference thereof pursuant to Section 5(a)(ii)(1)(y) and Section 5(a)(ii)(2) will be deemed to be “declared” and “paid” on the Convertible Preferred Stock for all purposes of this Certificate of Designations.

(b)          Participating Dividends.

(i)             Generally. Subject to Section 5(b)(ii), no dividend or other distribution on the Common Stock (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on the Common Stock unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Convertible Preferred Stock (such a dividend or distribution on the Convertible Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the Common Stock, the “Common Stock Participating Dividend”), such that (1) the Record Date and the payment date for such Participating Dividend occur on the same dates as the Record Date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Convertible Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the Common Stock Participating Dividend in respect of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 10 but without regard to Section 10(e)(ii) and Section 10(h)) in respect of one (1) share of Convertible Preferred Stock that is converted pursuant to an Optional Conversion with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

(ii)            Common Stock Change Events and Stock Splits, Dividends and Combinations. Section 5(b)(i) will not apply to, and no Participating Dividend will be required to be declared or paid in respect of, a Common Stock Change Event, or an event for which an adjustment to the Conversion Rate is required pursuant to Section 10(f)(i)(1), as to which Section 10(i) or Section 10(f)(i)(1), respectively, will apply.

(iii)           Treatment of Participating Dividends Upon Redemption, Repurchase Upon Change of Control or Conversion. If the Redemption Date, Change of Control Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a declared Participating Dividend on the Convertible Preferred Stock and on or before the next Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Repurchase Upon Change of Control or conversion, as applicable, to receive, on or, at the Company’s election, before such Dividend Payment Date, such declared Participating Dividend on such share.

Section 6.            Rights Upon Liquidation, Dissolution or Winding Up.

(a)           Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)             the sum of:

(1)               the Liquidation Preference per share of Convertible Preferred Stock; and

(2)               all unpaid Regular Dividends that will have accumulated on such share to, but excluding, the date of such payment; and

(ii)            the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment.

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)           Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7.            Right of the Company to Redeem the Convertible Preferred Stock.

(a)           No Right to Redeem Before the Redemption Trigger Date. The Company shall not redeem the Convertible Preferred Stock before the Redemption Trigger Date.

(b)           Right to Redeem the Convertible Preferred Stock on or After Redemption Trigger Date. Subject to the terms of this Section 7, the Company has the right, at its election, to redeem all, but not less than all, of the Convertible Preferred Stock, at any time, on a Redemption Date on or after Redemption Trigger Date, for a cash purchase price equal to the Redemption Price.

(c)           Redemption Prohibited in Certain Circumstances. The Company will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Convertible Preferred Stock pursuant to this Section 7 unless (i) the Company has sufficient funds legally available, and is permitted under the terms of its indebtedness for borrowed money, to fully pay the Redemption Price in respect of all shares of Convertible Preferred Stock called for Redemption; and (ii) the Common Stock Liquidity Conditions are satisfied with respect to such Redemption.

(d)           Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.

(e)           Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Redemption is an amount in cash equal to the Liquidation

Preference of such share at the Close of Business on the Redemption Date for such Redemption plus accumulated and unpaid Regular Dividends on such share to, but excluding, such Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference).

(f)            Redemption Notice. To call any share of Convertible Preferred Stock for Redemption, the Company must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i)             that such share has been called for Redemption, briefly describing the Company’s Redemption right under this Certificate of Designations;

(ii)            the Redemption Date for such Redemption;

(iii)           the Redemption Price per share of Convertible Preferred Stock;

(iv)           that, provided that the Requisite Stockholder Approval has been obtained, Convertible Preferred Stock called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); provided that if the Requisite Stockholder Approval has not been obtained, the Convertible Preferred Stock called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date up to the Ownership Limitation; and

(v)            the Conversion Rate in effect on the Redemption Notice Date for such Redemption.

(g)          Payment of the Redemption Price. The Company will cause the Redemption Price for each share of Convertible Preferred Stock subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date.

Section 8.             Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control.

(a)          Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Change of Control. Subject to the other terms of this Section 8, if a Change of Control occurs, then each Holder will have the right (the “Change of Control Repurchase Right”) to require the Company to repurchase all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock on the Change of Control Repurchase Date for such Change of Control for a purchase price equal to the Change of Control Repurchase Price.

(b)          Funds Legally Available for Payment of Change of Control Repurchase Price; Covenant Not to Take Certain Actions. Notwithstanding anything to the contrary in this Section 8, but subject to Section 16, (i) the Company will not be obligated to pay the Change of Control Repurchase Price of any shares of Convertible Preferred Stock to the extent, and only to the extent, the Company does not have sufficient funds legally available to pay the same; and (ii) if the Company does not have sufficient funds legally available to pay the Change of Control Repurchase Price of all shares of Convertible Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Change of Control and does not elect to pay the Change of Control Repurchase Price in shares of Common Stock (or other securities) pursuant to Section 8(d), then (1) the Company will pay the maximum amount of such Change of Control Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Change of Control; and (2) the Company will cause all such shares as to which the Change of Control Repurchase Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding. The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Change of Control unless the Company has (and will have through the date of payment) sufficient funds legally available to fully pay the maximum aggregate Change of Control Repurchase Price that would be payable in respect of such Change of Control on all shares of Convertible Preferred Stock then outstanding, assuming that the Company elects, if it is then permitted to do so, to pay such Change of Control Repurchase Price by delivering shares of Common Stock (or other securities) pursuant to Section 8(d).

(c)           Change of Control Repurchase Date. The Change of Control Repurchase Date for any Change of Control will be a Business Day of the Company’s choosing that is no more than twenty (20), nor less than ten (10), Business Days after the date the Company sends the related Change of Control Notice pursuant to Section 8(e).

(d)           Change of Control Repurchase Price. The Change of Control Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon a Repurchase Upon Change of Control following a Change of Control is an amount equal to (i) if the Change of Control occurs prior to the first anniversary of the Initial Issue Date, one hundred percent (100%) or (ii) if the Change of Control occurs on or after the first anniversary of the Initial Issue Date, one hundred and fifty percent (150%), in each case of the sum of (1) the Liquidation Preference of such share at the Close of Business on such Change of Control Repurchase Date and (2) accumulated and unpaid Regular Dividends on such share to, but excluding, such Change of Control Repurchase Date (to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference); provided that the Change of Control Repurchase Price may be paid, at the Company’s election, in (x) cash, (y) shares of Common Stock (or other securities to be received by a holder of Common Stock in such Change of Control) valued based on the arithmetic average of the Last Reported Sale Prices (determined, in the case of other securities, by replacing references therein to Common Stock with such securities) of the Common Stock (or such other securities) over the five consecutive Trading Day period ending on, and including, the second Trading Day immediately preceding the Change of Control Repurchase Date (with the number of shares of Common Stock rounded up to the nearest whole share of Common Stock) or (z) a combination thereof; provided further that the Company may not elect to deliver shares of Common Stock (or other securities to be received by a holder of Common Stock in such Change of Control) in partial or full satisfaction of the Change of Control Repurchase Price if the Common Stock Liquidity Conditions are not satisfied (determined, in the case of other securities, by replacing references therein to Common Stock with such securities), and the Company’s right to elect to deliver shares of Common Stock (or other securities to be received by a holder of Common Stock in such Change of Control) shall be subject to the limitation set forth in Section 10(h) as if the same were a conversion of the Convertible Preferred Stock.

(e)           Change of Control Notice. On or before the Business Day after the effective date of a Change of Control, the Company will send to each Holder a notice of such Change of Control (a “Change of Control Notice”). Such Change of Control Notice must state:

(i)               briefly, the events causing such Change of Control;

(ii)              the effective date of such Change of Control;

(iii)            the procedures that a Holder must follow to require the Company to repurchase its Convertible Preferred Stock pursuant to this Section 8, including the deadline for exercising the Change of Control Repurchase Right and the procedures for submitting and withdrawing a Change of Control Repurchase Notice;

(iv)             the Change of Control Repurchase Date for such Change of Control;

(v)               the Change of Control Repurchase Price per share of Convertible Preferred Stock and the proportion of the Change of Control Repurchase Price to be paid in cash and the proportion to be paid in shares of Common Stock (or other securities);

(vi)             the Conversion Rate in effect on the date of such Change of Control Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Change of Control;

(vii)          that shares of Convertible Preferred Stock for which a Change of Control Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Company for the Holder thereof to be entitled to receive the Change of Control Repurchase Price; and

(viii)        that shares of Convertible Preferred Stock that are subject to a Change of Control Repurchase Notice that has been duly tendered may be converted only if such Change of Control Repurchase Notice is withdrawn in accordance with this Certificate of Designations.

(f)            Procedures to Exercise the Change of Control Repurchase Right.

(i)            Delivery of Change of Control Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Change of Control Repurchase Right for any share(s) of Convertible Preferred Stock following a Change of Control, the Holder thereof must deliver to the Company:

(1)               before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date (or such later time as may be required by law), a duly completed, written Change of Control Repurchase Notice with respect to such share(s); and

(2)               such share(s), duly endorsed for transfer, to the extent such share(s) are represented by one or more Physical Certificates.

(ii)           Contents of Change of Control Repurchase Notices. Each Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1)               if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)               the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3)               that such Holder is exercising its Change of Control Repurchase Right with respect to such share(s).

(iii)          Withdrawal of Change of Control Repurchase Notice. A Holder that has delivered a Change of Control Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Change of Control Repurchase Notice by delivering a written notice of withdrawal to the Company at any time before the Close of Business on the Business Day immediately before the related Change of Control Repurchase Date. Such withdrawal notice must state:

(1)               if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)               the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and

(3)               the number of shares of Convertible Preferred Stock, if any, that remain subject to such Change of Control Repurchase Notice, which must be a whole number.

If any Holder delivers to the Company any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Change of Control Repurchase Notice previously delivered to the Company, and such share(s) have been surrendered to the Company, then such share(s) will be returned to the Holder thereof.

(g)          Payment of the Change of Control Repurchase Price. Subject to Section 8(b), the Company will cause the Change of Control Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Change of Control to be paid to the Holder thereof on or before the later of (i) the applicable Change of Control Repurchase Date; and (ii) the date such share is tendered to the Transfer Agent or the Company.

Section 9.            Voting Rights. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 9 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a)           Voting and Consent Rights with Respect to Specified Matters.

(i)             Generally. Subject to the other provisions of this Section 9(a), while any Convertible Preferred Stock is outstanding, each following event will require, and cannot be effected without, the affirmative vote or consent of Holders, and holders of each class or series of Voting Parity Stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the Convertible Preferred Stock and such Voting Parity Stock, if any:

(1)            any amendment or modification of the Certificate of Incorporation to authorize or create, or to increase the authorized number of shares of, any class or series of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock;

(2)            any amendment, modification or repeal of any provision of the Certificate of Incorporation or this Certificate of Designations that adversely affects the rights, preferences or voting powers of the Convertible Preferred Stock (other than an amendment, modification or repeal permitted by Section 9(a)(iii));

(3)            increase or decrease the number of authorized shares of Convertible Preferred Stock (except as permitted herein) or issue additional shares of Convertible Preferred Stock; or

(4)            the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Convertible Preferred Stock, in each case unless:

(A)             the Convertible Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(B)              the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Convertible Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(C)              the issuer of the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will succeed to the Company under this Certificate of Designations and the Convertible Preferred Stock;

provided, however, that (x) a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (A), (B) and (C) of Section 9(a)(i)(3) will not require any vote or consent pursuant to Section 9(a)(i)(1) or 9(a)(i)(2); and (y) each of the following will be deemed not to adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be “materially less favorable” for purposes of Section 9(a)(i)(4)(B)) and will not require any vote or consent pursuant to Section 9(a)(i)(1), 9(a)(i)(2) or 9(a)(i)(3):

(I)       any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II)       the creation and issuance, in and of itself, or increase in the authorized or issued number, of any class or series of stock that constitutes both Dividend Junior Stock and Liquidation Junior Stock; and

(III)       the application of Section 10(i), including the execution and delivery of any supplemental instruments pursuant to Section 10(i)(iii) solely to give effect to such provision.

(ii)           Where Some But Not All Classes or Series of Stock Are Adversely Affected. If any event set forth in Section 9(a)(i)(1), 9(a)(i)(2) or 9(a)(i)(3) would adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of Voting Parity Stock (which term, solely for purposes of this sentence, includes the Convertible Preferred Stock), then those classes or series whose rights, preferences or voting powers would not be adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in Section 9(a)(i)(2) above that adversely affects the special rights, preferences or voting powers of the Convertible Preferred Stock cannot be effected without the affirmative vote or consent of Holders, voting separately as a class, of at least a majority of the Convertible Preferred Stock then outstanding.

(iii)          Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 9(a)(i)(2), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to:

(1)               cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the Certificates representing the Convertible Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith; or

(2)               make any other change to the Certificate of Incorporation, this Certificate of Designations or the Certificates representing the Convertible

Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such, in any material respect.

(b)          Procedures for Voting and Consents.

(i)            Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 9; and (2) such rules and procedures may include fixing a record date to determine the Holders (and, if applicable, holders of Voting Parity Stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders (and, if applicable, holders of Voting Parity Stock), of Preferred Stock Directors for election.

(ii)           Voting Power of the Convertible Preferred Stock and Voting Parity Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the Convertible Preferred Stock and all classes or series of Voting Parity Stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for purposes of the preceding sentence, the liquidation amount of the Convertible Preferred Stock or any such class or series of Voting Parity Stock will be the maximum amount payable in respect of the Convertible Preferred Stock or such class or series, as applicable, assuming the Company is liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

(iii)          Voting Standard for the Election of Preferred Stock Directors. At any meeting in which the Convertible Preferred Stock (and, if applicable, any class or series of Voting Parity Stock) is entitled to elect any Preferred Stock Director (including to fill any vacancy in the office of any Preferred Stock Director), the presence, in person or by proxy, of Holders of Convertible Preferred Stock (and, if applicable, holders of each such class or series) representing a majority of the outstanding voting power of the Convertible Preferred Stock (and, if applicable, each such class or series) will constitute a quorum. The affirmative vote of a majority of the outstanding voting power of the Convertible Preferred Stock (and, if applicable, each such class or series) so present at such a meeting at which a quorum is present will be sufficient to elect the Preferred Stock Director(s).

(iv)          Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 9(a) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 10.          Conversion.

(a)           Generally. Subject to the provisions of this Section 10, the Convertible Preferred Stock may be converted only pursuant to a Mandatory Conversion or an Optional Conversion.

(b)           Conversion at the Option of the Holders.

(i)             Conversion Right; When Shares May Be Submitted for Optional Conversion. Holders will have the right to submit all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock pursuant to an Optional Conversion at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations,

(1)               if a Change of Control Repurchase Notice is validly delivered pursuant to Section 8(f)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for Optional Conversion, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(f)(iii); or (C) the Company fails to pay the Change of Control Repurchase Price for such share in accordance with this Certificate of Designations;

(2)               shares of Convertible Preferred Stock that are called for Redemption may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full); and

(3)               shares of Convertible Preferred Stock that are subject to Mandatory Conversion may not be submitted for Optional Conversion after the Close of Business on the Business Day immediately before the related Mandatory Conversion Date.

(ii)            Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(c)            Mandatory Conversion at the Company’s Election.

(i)             Mandatory Conversion Right. Subject to the provisions of this Section 10, the Company has the right (the “Mandatory Conversion Right”), exercisable at its election, to designate any Business Day after the second anniversary of the Initial Issue Date as a Conversion Date for the conversion (such a conversion, a “Mandatory Conversion”) of all, but not less than all, of the outstanding shares of Convertible Preferred Stock, but only if the Last Reported Sale Price per share of Common Stock exceeds the product of (i) the Conversion Price in effect as of such date and (ii) 115% on each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Mandatory Conversion Notice Date for such Mandatory Conversion.

(ii)            Mandatory Conversion Prohibited in Certain Circumstances. The Company will not exercise its Mandatory Conversion Right, or otherwise send a Mandatory Conversion Notice, with respect to any Convertible Preferred Stock pursuant to this Section 10(c) unless (1) the Common Stock Liquidity Conditions are satisfied with respect to the Mandatory Conversion and (2) either (x) the Requisite Stockholder Approval is obtained or (y) the Company has previously held one or more meetings of stockholders for the purposes of obtaining the Requisite Stockholder Approval and the Mandatory Conversion Date for such Mandatory Conversion occurs after the second anniversary of the Initial Issue Date. Notwithstanding anything to the contrary in this Section 10(c), the Company’s exercise of its Mandatory Conversion Right, and any related Mandatory Conversion Notice, will not apply to any share of Convertible Preferred Stock as to which a Change of Control Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f).

(iii)           Mandatory Conversion Date. The Mandatory Conversion Date for any Mandatory Conversion will be a Business Day of the Company’s choosing that is no more than fifteen (15), nor less than ten (10), Business Days after the Mandatory Conversion Notice Date for such Mandatory Conversion.

(iv)           Mandatory Conversion Notice. To exercise its Mandatory Conversion Right with respect to any shares of Convertible Preferred Stock, the Company must send to each Holder of such shares a written notice of such exercise (a “Mandatory Conversion Notice”).

Such Mandatory Conversion Notice must state:

(1)               that the Company has exercised its Mandatory Conversion Right to cause the Mandatory Conversion of the shares, briefly describing the Company’s Mandatory Conversion Right under this Certificate of Designations;

(2)               the Mandatory Conversion Date for such Mandatory Conversion and the date scheduled for the settlement of such Mandatory Conversion;

(3)               that shares of Convertible Preferred Stock subject to Mandatory Conversion may be converted earlier at the option of the Holders thereof pursuant to an Optional Conversion at any time before the Close of Business on the Business Day immediately before the Mandatory Conversion Date; and

(4)               the Conversion Price and the Conversion Rate in effect on the Mandatory Conversion Notice Date for such Mandatory Conversion.

(d)           Conversion Procedures.

(i)             Mandatory Conversion. If the Company duly exercises, in accordance with this Section 10(c), its Mandatory Conversion Right with respect to any share of Convertible Preferred Stock, then (1) the Mandatory Conversion of such share will occur automatically and without the need for any action on the part of the Holder(s) thereof; and (2) the shares of Common Stock due upon such Mandatory Conversion will be registered in the name of, and, if applicable, the cash due upon such Mandatory Conversion will be delivered to, the Holder(s) of such share of Convertible Preferred Stock as of the Close of Business on the related Mandatory Conversion Date.

(ii)            Requirements for Holders to Exercise Optional Conversion Right.

(1)               Generally. To convert any share of Convertible Preferred Stock pursuant to an Optional Conversion, the Holder of such share must (w) complete, manually sign and deliver to the Company a Conversion Notice; (x) deliver any Physical Certificate representing such Convertible Preferred Stock to the Company (at which time such Optional Conversion will become irrevocable); (y) furnish any endorsements and transfer documents that the Company may require; and (z) if applicable, pay any documentary or other taxes as pursuant to Section 11(d).

(2)               Optional Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for Optional Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)           No Adjustments for Accumulated Regular Dividends. Without limiting the operation of Sections 5(a)(ii)(1) and 10(e)(i), the Conversion Rate will not be adjusted to account for any accumulated and unpaid Regular Dividends on any Convertible Preferred Stock being converted.

(iv)           When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e)           Settlement upon Conversion.

(i)             Generally. Subject to Section 10(e)(ii), Section 10(h) and Section 14(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of a number of shares of Common Stock equal to the product of (A) the Conversion Rate in effect immediately before the Close of Business on the Conversion Date for such conversion; and (B) the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such share of Convertible Preferred Stock immediately before the Close of Business on such Conversion Date; and (y) an amount equal to accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in the Liquidation Preference referred to in the preceding clause (x)), by (II) the Initial Liquidation Preference per share of Convertible

Preferred Stock.

(ii)            Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 14(b), if any fractional share of Common Stock is otherwise due upon conversion of any Convertible Preferred Stock, the Company may, at its option, (i) issue an additional fraction of a share of Common Stock such that the total number of shares of Common Stock issuable pursuant to such conversion equals the next highest whole number of shares of Common Stock or (ii) to the extent it is legally able to do so, either arrange for the disposition of fractional interests by those entitled thereto or pay in cash the fair value thereof, which value will be based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)           Delivery of Conversion Consideration. The Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

(f)            Conversion Rate Adjustments.

(i)             Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(1)               Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 10(i) will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0 =                     the Conversion Rate in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CR1 =                     the Conversion Rate in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0 =                     the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1 =                     the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 10(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)               Degressive Issuances. Subject to Section 10(h), if, at any time during the period from, and including, the Initial Issue Date to, and including, the Degressive Issuance Sunset Date, the Company or any of its Subsidiaries issues or otherwise sells any shares of Common Stock, or any Equity-Linked Securities, in each case at an Effective Price per share of Common Stock that is less than the Conversion Price in effect (before giving effect to the adjustment required by this Section 10(f)(i)(2)) as of the date of the issuance or sale of such shares or Equity-Linked Securities (such an issuance or sale, a “Degressive Issuance”), then, effective as of the Close of Business on such date, the Conversion Rate will be increased to an amount equal to (x) the Initial Liquidation Preference per share of Convertible Preferred Stock, divided by (y) such Effective Price per share of Common Stock; provided, however, that (A) the Conversion Rate will not be adjusted pursuant to this Section 10(f)(i)(2) solely as a result of an Exempt Issuance; (B) the issuance of shares of Common Stock pursuant to any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Common Stock for purposes of this Section 10(f)(i)(2) (it being understood, for the avoidance of doubt, that the issuance or sale of such Equity-Linked Securities, or any re-pricing or amendment thereof, will be subject to this Section 10(f)(i)(2)); and (C) in no event will the Conversion Rate be decreased pursuant to this Section 10(f)(i)(2).

For purposes of this Section 10(f)(i)(2), any re-pricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Initial Issue Date) will be deemed to be the issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Rate.

(ii)            No Other Required Adjustments. Without limiting the operation of Sections 5(a)(ii)(1) and 10(e)(i), the Company will not be required to adjust the Conversion Rate except pursuant to Section 10(f)(i).

(iii)           Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 10(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(iv)           Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th unit (with 5/100,000ths rounded upward).

(v)            Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 10(f)(i), the Company will promptly send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Rate in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g)           Voluntary Conversion Rate Increases.

(i)             Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (1) the Board of Directors determines that such increase is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such increase is in effect for a period of at least twenty (20) Business Days; and (3) such increase is irrevocable during such period.

(ii)            Notice of Voluntary Increase. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 10(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 10(g)(i), the Company will send notice to each Holder of such increase to the Conversion Rate, the amount thereof and the period during which such increase will be in effect.

(h)           Restriction on Conversions and Certain Degressive Issuances.

(i)             Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Stockholder Approval is obtained, no shares of Common Stock will be issued or delivered upon conversion of any Convertible Preferred Stock of any Holder, and no Convertible Preferred Stock of any Holder will be convertible, in each case to the extent, and only to the extent, that (x) such issuance, delivery, conversion or convertibility would result in such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) beneficially owning in excess of nineteen and ninety-nine-one-hundredths percent (19.99%) of the outstanding shares of Common Stock as of the date of the Investment Agreement or (y) the number of shares of Common Stock deliverable per share of Convertible Preferred Stock in such conversion would exceed the Conversion Share Cap (the restrictions set forth in this sentence, the “Ownership Limitation”). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act; provided that, for the avoidance of doubt, shares of Series A

Convertible Preferred Stock held by any Holder shall not count towards the Ownership Limitation for any such Holder.

If any Conversion Consideration otherwise due upon the conversion of any Convertible Preferred Stock is not delivered as a result of the Ownership Limitation, then the Company’s obligation to deliver such Conversion Consideration will not be extinguished, and the Company will deliver such Conversion Consideration as soon as reasonably practicable after the Holder of such Convertible Preferred Stock provides written evidence satisfactory to the Company that such delivery will not contravene the Ownership Limitation.

(ii)            Limitation of Adjustments for Certain Degressive Issuances. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Stockholder Approval is obtained, no adjustment will be made to the Conversion Rate pursuant to Section 10(f)(i)(2) to the extent, but only to the extent, such adjustment would cause the Conversion Price to be less than $11.39 per share of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock). Unless and until the Requisite Stockholder Approval is obtained, the Company will not, without the prior written consent of Holders of a majority of the Convertible Preferred Stock then outstanding, effect any Degressive Issuance if the adjustment on account of such Degressive Issuance pursuant to Section 10(f)(i)(2) would be limited by the preceding sentence. If the Requisite Stockholder Approval is obtained at any time after any adjustment to the Conversion Rate is limited pursuant to the first sentence of this Section 10(h)(ii), then, effective as of the time such Requisite Stockholder Approval is obtained, the Conversion Rate will be adjusted to the Conversion Rate that would then be in effect assuming that the first sentence of this Section 10(h)(ii) had not applied to any prior adjustment to the Conversion Rate.

(iii)            Covenant to Seek the Requisite Stockholder Approval; Adjustment to Regular Dividend Rate. The Company will use its reasonable best efforts to obtain the Requisite Stockholder Approval, including by seeking such approval, if not previously obtained, at each future special meeting and regular annual meeting of its stockholders following the Initial Issue Date and endorsing its approval in the related proxy materials (including a preliminary proxy statement that the Company shall cause to be filed with the SEC within 10 calendar days after the Initial Issue Date); provided, however, that each party acknowledges that such stockholder meeting may be postponed or adjourned in accordance with the Company’s bylaws or as otherwise required by applicable law if (x) there is an insufficient number of shares of Common Stock present or represented by proxy at such stockholder meeting to conduct business at such stockholder meeting, (y) the Company is required to postpone or adjourn such stockholder meeting by applicable law or a request from the SEC or its staff, or (z) the Company determines in good faith that it is necessary or appropriate to postpone or adjourn such stockholder meeting in order to give the stockholders sufficient time to evaluate any supplemental information or disclosure that the Company has sent or otherwise made available to them. If the Requisite Stockholder Approval is not obtained on or before the Requisite Stockholder Approval Deadline Date, then the Regular Dividend Rate will be increased by one percent (1%) during the period from, and including, the Requisite Stockholder Approval Deadline Date to, but excluding, the date when the Requisite Stockholder Approval is first obtained, if at all.

(i)            Effect of Common Stock Change Event.

(i)             Generally. If there occurs any:

(1)               recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2)               consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)               sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)               other similar event,

and, as a result, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)       from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 10 or in Section 11, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 10(c), each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Change of Control,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property; and

(B)       for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)            Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 10(i).

(iii)           Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Rate pursuant to Section 10(f)(i) in a manner consistent with this Section 10(i); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 10(i)(i). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iv)           Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders no later than the effective date of the Common Stock Change Event.

Section 11.            Certain Provisions Relating to the Issuance of Common Stock.

(a)           Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the Conversion Rate), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Rate pursuant to Section 10(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Record Date or effective date, as applicable, of such event occurs, at any time during such period.

(b)           Reservation of Shares of Common Stock. The Company will reserve, out of its authorized, unreserved and not outstanding shares of Common Stock, for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, if any. To the extent the Company delivers shares of Common Stock held in the Company’s treasury in settlement of any obligation under this Certificate of Designations to deliver shares of Common

Stock, each reference in this Certificate of Designations to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery.

(c)           Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of on the Convertible Preferred Stock of any Holder will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system. In addition, if such Convertible Preferred Stock is then represented by a Global Certificate, then each such share of Common Stock will be so delivered through the facilities of the applicable Depositary (and identified by an “unrestricted” CUSIP number (and, if applicable, ISIN number) if the Convertible Preferred Stock represented by such Global Certificate is represented by an “unrestricted” CUSIP or ISIN number).

(d)           Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name.

Section 12.            No Preemptive Rights. Without limiting the rights of Preferred Stockholders set forth in this Certificate of Designations (including in connection with the issuance of Common Stock or Reference Property upon conversion of the Convertible Preferred Stock), the Convertible Preferred Stock will not have any preemptive rights to subscribe for or purchase any of the Company’s securities.

Section 13.            Tax Treatment. Notwithstanding anything to the contrary in this Certificate of Designations, for U.S. federal and other applicable state and local income tax purposes, it is intended that the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a). The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment (including by way of withholding) unless otherwise required by a determination within the meaning of Section 1313(a) of the Code.

Section 14.            Calculations.

(a)           Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Rate, the Last Reported Sale Prices, the Conversion Share Cap, the Liquidation Preference and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)           Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. For these purposes, any cash amounts due to such Holder in respect thereof will be rounded to the nearest cent.

Section 15.            Notices. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing by first class mail, certified or registered, return receipt requested, by email (deemed to have been delivered upon sending of such email, so long as notice shall be sent by first class mail on the next Business Day thereafter) or by overnight air courier guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register.

Section 16.            Legally Available Funds. Without limiting the rights of the Preferred Stockholders (including pursuant to Section 6), if the Company does not have sufficient funds legally available to fully pay any cash amount otherwise due on the Convertible Preferred Stock, then the Company will pay the deficiency promptly after funds thereafter become legally available therefor.

Section 17.            No Other Rights. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

       IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

Katapult Holdings, Inc.

By:	/s/ Orlando Zayas
	Name:	Orlando Zayas
	Title:	CEO

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

[Insert Restricted Stock Legend, if applicable]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF NOVEMBER 3, 2025, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER.

Katapult Holdings, Inc.

Series B Convertible Preferred Stock

Certificate No. [___]

Katapult Holdings, Inc., a Delaware corporation (the “Company”), certifies that [____] is the registered owner of [___] shares of the Company’s Series B Convertible Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

       IN WITNESS WHEREOF, Katapult Holdings, Inc. has caused this instrument to be duly executed as of the date set forth below.

Katapult Holdings, Inc.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

KATAPULT HOLDINGS, INC.

Series B Convertible Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Convertible Preferred Stock. Certain terms of the Convertible Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1.                  Method of Payment. Cash amounts due on the Convertible Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(e) of the Certificate of Designations.

2.                  Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Convertible Preferred Stock represented by this Certificate for all purposes, subject to Section 3(l) of the Certificate of Designations.

3.                  Denominations; Transfers and Exchanges. All shares of Convertible Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations and the Investment Agreement, and subject to compliance with applicable Federal and state securities laws, the Holder of the Convertible Preferred Stock represented by this Certificate may transfer or exchange this Convertible Preferred Stock by presenting this Certificate to the Company and delivering any required documentation or other materials.

4.                  Dividends. Dividends on the Convertible Preferred Stock will accumulate and will be paid in the manner, and subject to the terms, set forth in Section 5 of the Certificate of Designations.

5.                  Liquidation Preference. The Liquidation Preference per share of Convertible Preferred Stock is initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Section 5(a)(ii)(1)(y) and Section 5(a)(ii)(2) of the Certificate of Designations. The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

6.                  Right of the Company to Redeem the Convertible Preferred Stock. The Company will have the right to redeem the Convertible Preferred Stock in the manner, and subject to the terms, set forth in Section 7 of the Certificate of Designations.

7.                  Voting Rights. Holders of the Convertible Preferred Stock have the voting rights set forth in Section 9 of the Certificate of Designations.

8.                  Conversion. The Convertible Preferred Stock will be convertible into Conversion

Consideration in the manner, and subject to the terms, set forth in Section 10 of the Certificate of Designations.

9.                  Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Katapult Holdings, Inc.

5360 Legacy Drive, Building 2

Plano, Texas 75024

CONVERSION NOTICE

KATAPULT HOLDINGS, INC.

Series B Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐	all of the shares of Convertible Preferred Stock

☐	* shares of Convertible Preferred Stock

identified by Certificate No.                      .

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

___________

* Must	be a whole number.

CHANGE OF CONTROL REPURCHASE NOTICE

KATAPULT HOLDINGS, INC.

Series B Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Change of Control Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Change of Control Repurchase Right with respect to (check one):

☐	all of the shares of Convertible Preferred Stock

☐	2 shares of Convertible Preferred Stock

identified by Certificate No.                      .

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Company before the Change of Control Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

___________

[2] Must	be a whole number.

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

B-1